UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TFI TAB GIDA YATIRIMLARI A.Ş.

(Exact name of registrant as specified in its charter)

Turkey	Not applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Dikilitaş Mahallesi Cad. A Blok No. 109

Beşiktaş, Istanbul

Republic of Turkey
+90 (212) 310 48 99

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares, each representing twelve ordinary shares, par value 1 Turkish lira per share	The Nasdaq Stock Market LLC
Ordinary shares, par value 1 Turkish lira per share*	The Nasdaq Stock Market LLC*

*                                         Not for trading, but only in connection with the listing of the American Depositary Shares on the Nasdaq Stock Market LLC.  The American Depositary Shares represent the right to receive the Ordinary Shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6.  Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-221510

Securities to be registered pursuant to Section 12(g) of the Act:   None

EXPLANATORY NOTE

This amendment hereby amends the registration statement on Form 8-A filed by TFI TAB Gıda Yatırımları A.Ş. on January 31, 2018 by amending the cover page only.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.         Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are ordinary shares, par value 1 Turkish lira per share, of TFI TAB Gıda Yatırımları A.Ş. (the “Registrant”) and American Depositary Shares, each representing 12 ordinary shares. The information required by this Item 1 is incorporated by reference to the information set forth under “Description of Share Capital” and “Description of American Depositary Shares” in the Registrant’s Registration Statement on Form F-1 (File No. 333-221510) under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission on November 13, 2017, as amended to date and as may be subsequently amended from time to time (the “Registration Statement”). Such information will also appear in the Registrant’s prospectus that forms a part of the Registration Statement, and such prospectus is incorporated by reference.

Item 2.         Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are being filed because the securities being registered hereby are (a) to be registered on an exchange on which no other securities of the Registrant are registered and (b) are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 5, 2018

TFI TAB Gida Yatirimlari A.Ş.

By:	/s/ Korhan Kurdoğlu
	Name:	Korhan Kurdoğlu
	Title:	Vice Chairman, Director, President and Chief Executive Officer

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